LLEX:NYSE American

LILIS ENERGY ANNOUNCES APPOINTMENT OF DAVID M. WOOD AS CHAIRMAN
UPON RETIREMENT OF RON ORMAND AS CEO AND CHAIRMAN.

HOUSTON, TEXAS – June 6, 2019 – Lilis Energy, Inc. (NYSE American: LLEX), an exploration and development company operating in the Permian Basin of West Texas and southeastern New Mexico, today announced that Ron Ormand, currently Chairman of the Board of Directors (“Board”) and Chief Executive Officer (“CEO”), has notified the Board of his planned retirement from the Company effective June 6, 2019. The Board has elected David M. Wood to serve as Chairman of the Board and Joe Daches, currently President and Chief Financial Officer, to serve as interim CEO while a search for a new CEO is conducted.

David Wood, Chairman of the Board, said, “On behalf of the entire Board, we wish to express our gratitude to Ron for the vision he brought to the creation of Lilis Energy, and for his dedication in getting the company to where it is today. We all wish Ron the very best in his retirement and look forward to his continuing contributions as a member of our Board.”

David continued, “Lilis Energy has a concentrated premium acreage footprint in the northern Delaware Basin and is delivering strong well results across multiple targeted horizons. The company is primed for growth with a strong balance sheet focusing on operational excellence and efficiencies.” David further added, “We have already engaged a leading executive search firm to help find a new leader who will set the tone and drive the strategy to bring this company to the next level.”

Markus Specks, Board member and Managing Director with Värde Partners, stated “We remain strong supporters of, and substantial investors in, Lilis Energy. We are excited about the future and will continue working closely with the company to assess various growth plans and associated capital needs to unlock the value of these high-quality assets.” Värde Partners is a global alternative investment firm with assets under management of approximately $14 billion and a dedicated energy practice based in Houston.

David added, “We are fortunate to have a strong Board, quality capable employees and loyal supportive shareholders. These factors coupled with our quality assets in one of the United States premium oil basins make for a very compelling story with an attractive future.”

About Lilis Energy, Inc.
Lilis Energy, Inc. is a Houston-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered among the leading resource plays in North America. Lilis’ current total net acreage in the Permian Basin is over 20,000 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Forward-looking statements regarding expected production levels are based upon our estimates of the successful completion of drilled wells on schedule. Actual sales production rates from our wells can vary considerably from tested initial production (IP) rates and are subject to natural decline rates over the life of the well.

Contact:

Wobbe Ploegsma
V.P. Capital Markets & Investor Relations
210-999-5400, ext. 31